UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2004

HEALTHTRAC, INC.

(Exact Name of Registrant as Specified in its Charter)

Canada	000-14356	91-1353658

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Island Drive, Suite 105, Redwood City, CA 94065

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 631-5800

539 Middlefield Road, Redwood City, CA 94063

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE
SIGNATURES

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     On March 22, 2004, Healthtrac Corporation launched its flagship population health management program for a global pharmaceutical company. The comprehensive Healthtrac program will be available to a number of the company’s U.S. employee base, their adult dependents, and retirees—approximately 50,000 individuals—who are now eligible to participate in Healthtrac’s programs and access the company’s online health portal MyHealthtrac.com.

     On January 1, 2004, Healthtrac began a three-year contract with Blue Cross Blue Shield of Michigan (BCBSM) to provide Healthtrac’s population health management programs to one of BCBSM’s major self-funded employer group clients with a U.S-based employee population of approximately 64,000 employees. Healthtrac will be available to the portion of the group’s employees, spouses and dependents who choose BCBSM as their health plan. The contract provides for the expansion of Healthtrac’s programs in part or in full to BCBSM’s 4.8 million member population at BCBSM’s sole discretion.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

HEALTHTRAC, INC.

Date: March 23, 2004	By:	/s/ EDWARD W. SHARPLESS

Edward W. Sharpless, President and Chief Executive Officer